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                                                                    EXHIBIT-10.4

CONFIDENTIAL

THIS AGREEMENT is made the Eleventh day of February 2004

BETWEEN :

(1) LONGPORT INCORPORATED, a corporation incorporated under the laws of Delaware and having its principal place of business at 740 South Chester Road, Swarthmore, PA 19081, ("LONGPORT"); and

(2) US MEDICAL SYSTEMS INC, a corporation incorporated under the laws of Nevada and having its principal place of business at 1401 Seventeenth Street, Suite 1150, Denver, Colorado, CO 80202 ("USMS").

WHEREAS :

(A) Longport develops, supplies and supports B-scan ultrasound scanning equipment (the "EQUIPMENT") and software (the "SOFTWARE") detailed in
         Schedule 1 (together, the "SCANNER" which expression extends to any versions, derivatives, parts, aspects and ingredients thereof from time to time as specifically outlined in Schedule 1) which has been designed for the purpose of imaging the human skin and underlying few centimeters soft tissue, detecting the onset of certain conditions that impact this region and allowing the monitoring of the rate and extent of change to skin tissue induced by treatments or through natural processes.

(B) Longport wishes to appoint USMS as a distributor of the Scanner and USMS agrees to accept such appointment on the terms set out in this Agreement, which, for the avoidance of doubt, shall include the Terms and Conditions attached hereto.

IT IS HEREBY AGREED as follows :

1.       DEFINITIONS

1.1 In this Agreement the following expressions shall have the following meanings:

         "APPLICATION TRAINING" means clinical training on the use of the scanner, such training will only be provided to individuals who have previously successfully completed "System

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         Training". Fees over and above Longport's agreed selling price will under normal circumstances be charged for this "Application Training" (see Schedule 3);

         "BUSINESS DAY" means any day (not being a Saturday or Sunday) on which banks are open for business in the United States of America;

         "THE EFFECTIVE DATE" means five business days after signature of this Agreement;

         "EXCLUSIVE DISTRIBUTOR" means sole distributor in the "Wound Care Market" excepting that both parties acknowledge and agree that Longport has certain relationships and obligations to distributors and agents in the "Wound Care Market" and that the rights and interests of these distributors and agents shall not be impacted or restricted by the appointment of USMS. A list of these providers in the "Wound Care Market" is included as Schedule 4;

         "LONGPORT GROUP" means together Longport and every holding company or subsidiary of Longport;

         "ORDER" means any order for the Scanner placed with Longport by USMS from time to time in accordance with this Agreement;

         "PARTIES" means the parties to this Agreement namely, Longport and USMS;

         "PMC NETWORK" - A healthcare network that provides healthcare services primarily through union based healthcare programs that is administered by Practice Management Corporation.

         "RESTRICTED INFORMATION" has the meaning attributed to it in Condition 21 of the Terms and Conditions;

         "SUB-AGENT" shall mean a subsidiary sales or distribution agent appointed by USMS;

         "SYSTEM TRAINING" shall mean instruction on the general use of the scanner hardware and software.

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         "TERMS AND CONDITIONS" has the meaning attributed to them in
         Schedule 2;

         "THE TERRITORY" means the United States of America;

         "USMS GROUP" means together USMS and every holding company or subsidiary of USMS; and

         "WOUND CARE MARKET" means nursing homes, assisted care living facilities, rehabilitation centers and operating wound care centers.

1.2 Any reference in this Agreement to any statute or statutory provision shall be construed as including a reference to that statute or statutory provision as from time to time amended modified extended or re-enacted whether before or after the date of this Agreement and to all statutory instruments orders and regulations for the time being made pursuant to it or deriving validity from it and so far as may be applicable any past statutory provisions as from time to time amended modified extended or re-enacted which such provision has directly or indirectly replaced.

1.3 Except so far as the context otherwise requires words denoting the singular shall include the plural and vice versa and words denoting any one gender shall include all genders and words denoting persons shall include bodies corporate, unincorporated, associations, partnerships and individuals.

1.4 Unless otherwise stated definitions of the parties included in the statement of parties in Clause 1 of this Agreement and any definitions included in any particular Clauses, or Schedules also apply in the remainder of this Agreement.

1.5 Headings to Clauses are included for ease of reference only and shall have no effect on the interpretation or construction of this Agreement.

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2.       APPOINTMENT

2.1 Subject to the terms of this Agreement, Longport hereby appoints USMS as a non-exclusive distributor into all applicable medical markets for the "Scanner" across the Territory and USMS hereby accepts such appointment. Further, Longport shall appoint USMS as the "Exclusive Distributor" of the scanner in the "Wound Care Market", upon terms defined within this Agreement, within 90 days of the effective date, subject to the conditions defined in Clauses 2.2 and assuming USMS is not in breach of any obligation of this Agreement at the time this appointment is to be made.

2.2 To be granted the status of "Exclusive Distributor" in the "wound care market" Longport shall first receive from USMS a payment of $525,000 solely for this right. The date this payment is made and the "Exclusive Distributor" status obtained shall be mutually agreed between Longport and USMS, but both shall occur within 90 days of the Effective date.

2.3 To maintain its status as "Exclusive Distributor" in the wound care market USMS shall:

(a) Purchase not less than 25 units per month during the first year of the Agreement until a total of not less than 300 (this shall include the 9 units recently purchased by USMS) are purchased.

(b) Purchase not less than 50 units per month during the second year of the Agreement until a total of not less than 600 are purchased. If the total number of units purchased in year 1 exceeds 300 then this "surplus" shall be carried forward as a "credit" against the purchasing requirement in Year 2.

(c) Purchase not less than 1,000 units during the third year of the Agreement and not less than 80 units in any one-month during the third year until 1,000 units are purchased. If the total number of units purchased in year 1 and 2 combined exceeds 900 then this "surplus" shall be carried forward as a "credit" against the purchasing requirement in Year 3.

2.4 USMS shall also be appointed sole distributor to the "PMC Network" upon payment of the fee described in Clause 2.2 and USMS shall maintain that status for the duration of this Agreement while it meets the purchasing schedule described in 2.3 and is not in material breach of any other obligation defined in this Agreement.

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2.5      For the avoidance of doubt, Longport shall be entitled at any time or from time to time to sell the Scanner direct to customers in the Territory, excepting that Longport shall not directly sell scanners knowingly into the "wound care market" once USMS becomes the "Exclusive Distributor" and USMS continues to abide by its obligations to retain this status, for a period of three years excepting under circumstances where Longport has outstanding commitments, as listed in Schedule 4. While the "Exclusive Distribution" rights are retained Longport shall forward to USMS all new Wound Care Market leads received directly from the market place.

         If USMS is unable or unwilling to supply any prospective end user in the "Wound Care Market" within the Territory in a timely manner USMS will so inform Longport. Similarly, if any prospective customer advises Longport that USMS is unwilling to supply them Longport shall advise USMS of this. Under any of these circumstances USMS and Longport shall negotiate on how the potential customer should be serviced, such negotiations shall be concluded within a 15 business day period.

2.6 Longport shall be entitled to appoint new non-exclusive distributors within the territory excepting that Longport shall not appoint new distributors into the "Wound Care Market" once USMS becomes the "Exclusive Distributor" and USMS continues to abide by all its obligations.

2.7 Longport shall make available to USMS the first units manufactured every month to the schedule shown in Clause 2 or to higher volumes when so ordered according to Clause 4. This duty of Longport shall however cease if USMS is in material breach of any of its obligations, including but not limited to Clause 2.3.

2.8 For the duration of this Agreement the USMS Group shall obtain the Scanner only from Longport, excepting for in the situation where Longport is unable to meet the production needs of USMS as described in Clause 6.4.

2.9 USMS shall not, during this Agreement, except upon the default of Longport as defined in Clause 6.4, without the prior written consent of Longport, be involved directly or indirectly whether on its own account or for or through any other person, including its sub-agents, in

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         the manufacture, sale, distribution, promotion or marketing in the
         Territory of any ultrasound based product which (a) competes or (b) is capable of competing with the Scanner.

2.10 For the duration of this Agreement, USMS shall not seek customers for the Scanner outside the Territory and will not establish or maintain any branch or distribution depot for the Scanner outside the Territory.

2.11 In addition, the appointment of USMS is subject to the Terms and Conditions.

3.       UNDERTAKINGS AND OBLIGATIONS

3.1      The USMS Group undertakes to Longport :

(a)      not to register or assert any rights to :

                  (i) any trade mark, patent, registered design, internet domain name or other intellectual property rights owned from time to time by any member of the Longport Group;

                  (ii) the design of the Scanner or any invention contained therein;

         (b) not to be involved in any activity for the duration of this Agreement which may bring the intellectual property rights or other rights of Longport or Longport the entity into question or disrepute;

         (c) bring to the attention of Longport any improper or wrongful use of the Scanner or any possible infringement of Longport's intellectual property rights, or any faults or defects in the Scanner which have become known to USMS;

         (d) shall comply fully with the requirements of all relevant regulatory bodies and shall ensure that it does not take any action or make any representation which may impede Longport in obtaining or continuing subsistence of any such approval; and

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         (e)      to attend the initial training courses on the use of the
                  Scanner, and any further training courses required in the event that Longport produces an update, enhancement or modification to the Scanner.

3.2      USMS and its Sub-Agent shall not:

         (a) use the terms "exclusive", "sole" or any similar meaning term in marketing and sales activities or materials to undermine the activities of other distributors and agents Longport has in the "Wound Care Market";

         (b) through any means state or imply that the "Exclusive Distribution" rights described in this Agreement extend beyond the "Wound Care Market";

         (c) through any means state or imply that USMS has the "Exclusive Distribution" rights in the "Wound Care Market" prior to the obligations under Clause 2.2 having been met or in circumstances where it has failed to continue to meet its obligations, including but not limited to those described in Clause 2.3.

                  The restrictions listed above shall not prevent USMS from announcing its status as the "Exclusive Distributor" in the "Wound Care Market" after such status has been established.

3.3 The USMS Group and Longport Group undertake to each other during the continuance of this Agreement as well as after its termination to maintain the confidentiality obligations contained in Condition 21 of
         Schedule 2.

3.4 For the duration of this Agreement USMS and Longport agree not to issue press releases or other announcements that mentions the other party or its interests without first seeking the written authorization, and whenever possible the agreement of the other party. Neither party should unnecessarily delay announcements by the other party and should give good reason why they have requested editorial changes, including when appropriate reference to this Agreement. Whenever a significant event occurs involving Longport and USMS, both parties shall co-ordinate the issuance of appropriate press releases in a timely manner.

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4.       RESTRICTIVE COVENANTS

4.1      The USMS Group hereby warrants and undertakes in favor of Longport :

         (a) not for a period of 36 months after the date of termination of this Agreement howsoever arising to be directly or indirectly (whether as a shareholder, partner, consultant, employee, agent or principal or in any other capacity) engaged concerned or interested in any business or company carrying on within the Territory the business of the manufacture, distribution or sale of any ultrasound device which is capable of competing with the Scanner, except that USMS may be beneficially interested in the securities in any company carrying on within the Territory such a business if such securities are listed on a recognized Stock Exchange and the USMS Group together with any associate neither holds nor is beneficially interested in more than a total of five per cent of all the securities in that company;

         (b) not at any time after the termination of this Agreement to use or hold itself out as using any of the corporate or trading names of Longport or any colorable imitation or derivative thereof;

         (c) not for a period of 12 months after the termination of this Agreement to directly or through any other person to employ or seek to entice away from the employment of Longport any person who was at any time during the twelve months prior to the termination of this Agreement employed by Longport; and

         (d) not at any time after the Termination of this Agreement to represent it or permit it to be held out as being in any way connected with or interested in the business of Longport.

4.2 The parties to this Agreement agree that the restrictions set out in Clause 4.1 are separate and severable undertakings and are reasonable in the circumstances and necessary for the protection of the legitimate interests of Longport and the goodwill of USMS. If, however, any part of Clause 4.1 is found to be invalid or unenforceable for any reason then the remainder of Clause 4.1 shall continue in full force and effect.

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5.       DURATION

5.1 Subject to Clause 12 below, this Agreement shall commence on the Effective Date and shall continue for an initial period expiring on the third anniversary after the Effective Date ("the Initial Term").

5.2 Six months before the conclusion of the "the Initial Term" subject to Clause 12 below both parties agree to formally review this Agreement and its implementation in light of the two and a half years of experience gained and to prepare a revised Agreement for a second three year period ("the Second Term"). Although the terms of this revised Agreement are to be decided at the time it is prepared it shall include the provision for a continuation of USMS "Exclusive Distribution" rights in the "Wound Care Market" and non-exclusive marketing rights in all other applicable medical fields for the Scanner in the Territory. If the parties have not signed an Agreement covering the "Second Term" by the end of "the Initial Term" then both parties agree to immediately refer the matter to the binding arbitration of the AAA as described in Clause 9.3, excepting that all arbitration costs shall be divided equally between Longport and USMS under these circumstances. During the arbitration process the terms of this Agreement shall continue.

6.       SUPPLY

6.1 Subject to Clause 7.6 below and Condition 14 (Force Majeure) of the Terms and Conditions, Longport shall use all reasonable endeavors to supply the Scanner to USMS in accordance with each Order placed by USMS.

6.2 Longport shall be entitled at any time or from time to time to make such modifications to the specification of the Scanner as it may in its sole discretion think fit. Whenever possible Longport will review any change in specification with USMS before they are implemented.

6.3 USMS shall in respect of each Order for the Scanner to be supplied hereunder be responsible for :

         (a)      ensuring the accuracy of the Order;

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         (b)      providing Longport with any information which is reasonably necessary in order to enable Longport to fulfill the Order;

6.4 Upon receipt and confirmation of each Order Longport shall, as soon as is reasonably practicable, inform USMS of Longport's estimated delivery date for the order. Longport shall use all reasonable endeavors to meet the delivery date, normally four months after receipt of order, but time of delivery shall not be of the essence and accordingly Longport shall have no liability to USMS if, notwithstanding such endeavors, there is any delay in delivery. Longport shall however advise USMS of any expected delivery delays at the earliest practical opportunity.

         However, if Longport has been unable to deliver products ordered in accordance with this Agreement 120 days after the due date for that order has passed then USMS shall have the right to have the Scanner manufactured by their own sources and Longport shall provide all necessary licenses required for this production. This manufacturing right shall only cover Scanners that USMS requires for their distribution needs as described in this Agreement.

         In circumstances where Longport is found to have defaulted as described in the above paragraph arbitration should be sought as described in Clause 10.3 to determine how the deposit outstanding, initially $500,000, is repaid and if this repayment should be made in cash or in components already in the production pipeline or some combination of the two.

6.5 Longport shall be exclusively responsible for the first 12 months of this Agreement for the training and support of end user customers contracted to USMS or any of USMS's sub-agents and USMS shall not seek such customer support from any other party. If after the first 12 months of this Agreement has concluded USMS or one of its sub-agents wishes to train and support their customers directly they shall be entitled so to do, provided they give 6 months notice to Longport.

         If USMS or any of your sub-agents wish to undertake the training and support responsibility they shall submit to Longport for approval all training and support documentation and procedures. All such programs and documentation shall be subject to approval by Longport and Longport will on an on-going basis be exclusively responsibly

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         for accrediting all Scanner related training and support programs and the personnel involved.

         Longport will have the right not to accredit any program or person, and neither USMS nor its sub-agents shall use any non-accredited program or person in any training or support capacity with regard to the Scanner. Fees will be charged for these accreditation services by Longport.

         If during the first 18 months of this Agreement any end-user customer of USMS requiring multiple Scanners, greater than 20, wishes to develop and use an in-house training program Longport and USMS shall work with that customer to develop an appropriate training program. Longport shall charge for its input into this program development.

         Details of Longport's standard end user support provision are presented in a Schedule 3 of this Agreement

6.6 The terms of this Agreement, which includes the Schedules attached hereto, shall apply to the exclusion of any other terms and conditions including any implied by trade, custom, practice or course of dealing. Purported provisions to the contrary are excluded.

7.       PAYMENTS

7.1 On signature of this Agreement USMS shall provide Longport with an initial order for 100 scanners and within 5 business days of signature of this Agreement Longport shall receive from USMS a deposit of $500,000 by wire transfer on these first 100 scanners. Longport shall immediately notify USMS of the receipt of this transfer.

7.2 This Agreement shall not be considered consummated until the payment described in 7.1 is received by Longport. If Longport does not receive the payment described in Clause 7.1 within 5 business days of signature of this Agreement, this Agreement will automatically be null and void.

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7.3      Between the time of signature of this Agreement and the day that the deposit of the $500,000 is received by Longport, no press release or announcement shall be made by either part in regard to this Agreement. Further, if any party believes that the other party, any company, sub-agent or any individual associated with that party has directly or indirectly gained or tried to gain any benefit from the existence of this Agreement before it has been announced to the public at large this Agreement can be made null and void, subject to Clause 9.3. During this five-day period both parties shall develop a joint press release to be issued the day the payment is received by Longport.

7.4 USMS shall place firm orders for units four months in advance of the required delivery. At the time each order is placed a 20% deposit shall be placed. USMS shall take physical delivery of all products ordered within the month delivery is due and pay the outstanding purchase price within fifteen business days of delivery. For the avoidance of doubt a second order shall be placed by USMS with Longport not less than 30 days after the first shipment is made.

7.5 The initial purchase price for the scanner shall be $22,000 per unit. This price shall include "System Training" and "Customer Support" as defined, but exclude any applicable taxes and duties. Additional costs associated with specific "Application Training" and support as well as component costs are defined in Schedule 3 of this Agreement. Provided USMS abides with all terms of this Agreement Longport shall not offer the same package provision (Scanner plus training plus user support as described in this document) at a lesser cost as to that being charged to USMS (at that time) to any other customer in the Territory for the duration of this Agreement.

7.6 Longport has the right to change the purchase price for the scanner given 60 days notice, but will provide a written explanation as to why any price change has been made. Such price changes will be applied across the board to all customers of that device or service provision, including pro rata to any direct customers Longport may have. If USMS believe that any price change made is not justified then they will have the right to seek an arbitration ruling as outlined in Clause 9.3.

7.7 For the duration of this Agreement, Longport shall pay to USMS 1% of its Scanner sale receipts from the US "Wound Care Market" that arise from either direct sales made by

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         Longport or those undertaken to other third party agents or distributors. (Other third party agents or distributors exclude USMS and all of its sub-agents.) This obligation shall start from the date USMS gains its "exclusivity" into in the US "Wound Care Market". These payments are subject to USMS continuing to meet all its obligations under this Agreement, including but not limited to the purchasing schedule presented in Clause 5.4 the payment obligations presented in Clause 7.3 and progressing the CPT work program, as described in Clause 8.6, in a timely manner using all reasonable efforts.

         Longport shall pay to USMS all fees due under this clause 7.7 on a quarterly basis within 15 days of publication of its quarterly accounts, for the fourth quarter of each year the payment shall be made within 15 days of publication of Longport's annual accounts. However, for the first 12 months that this clause comes into force Longport shall report to USMS the money owed on a quarterly basis as described above, but shall not pay any fees due until the end of the fourth full quarter that the above clause has come into effect when all the accumulated fees shall be paid, subject to USMS continuing to meet all its obligations.

         For the avoidance of doubt, once USMS gains and while it retains "Exclusivity" in the "Wound Care Market":

         - Longport shall forward solely to USMS all new enquiries it receives from end user potential customers from the "Wound Care Market" and shall not knowingly directly supply customers in the "Wound Care Market" in the Territory, other than those listed in Schedule 4;

         - Longport shall not appoint any new distributors over and above those listed in Schedule 4 to service the "Wound Care Market" within the Territory;

         - The customer groupings listed in Schedule 4 represent groups that Longport in conjunction with one of the listed "Wound Care Market" agents or distributors are already progressing and

         -        The "Wound Care Market" agents and distributors listed in
                  Schedule 4 are not prevented from finding or supplying Scanners to new customers beyond those listed in

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                  Schedule 4 in the US "Wound Care Market" and Longport is free to supply these agents or distributors.

7.8 At the end of each 12 month period of this Agreement, subject to USMS meeting all its obligations including, but not limited to the purchasing schedule presented in Clause 5.4 and the payment obligations presented in Clause 7.3. Longport shall issue to USMS shares of its common (restricted) stock as laid out below:

             - If USMS purchases total 90% or greater of Longport's Scanner sale revenue, 5% of its issued stock

             - If USMS purchases total 75 to 89 % of Longport's Scanner sale revenue, 4% of its issued stock

             - If USMS purchases total 60 to 74 % of Longport's Scanner sale revenue, 2.5% of its issued stock

             - If USMS purchases total 50 to 59% % of Longport's Scanner sale revenue, 1% of its issued stock

             - If USMS purchases total less than 50% of Longport's Scanner sale revenue, 0% of its issued stock

8.       MARKETING

8.1 USMS shall use its best endeavors to promote the sale of the Scanner throughout the Territory.

8.2 USMS shall be entitled to resell the Scanner to its customers at such prices as it may determine.

8.3 USMS shall respond promptly to all enquiries from prospective customers.

8.4      In connection with the promotion and marketing of the Scanner USMS :

         (a) shall not misrepresent Longport and shall make clear in all dealings with customers and prospective customers that it is acting as distributor of the Scanner and not as Longport's agent, and shall use all reasonable endeavors to protect the good name and reputation of Longport throughout the Territory;

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         (b)      shall comply with all legal requirements from time to time in force relating to the storage and sale of the Scanner;

         (c) inform Longport in writing of its selling price current from time to time;

         (d) provide Longport on a quarterly basis (or on such other basis as agreed from time to time) with a report, in such form as Longport may reasonably require, of sales of the Scanner which it has made in the preceding 3 months and containing such other information as Longport may reasonably require;

         (e) from time to time consult with Longport's representatives for the purpose of assessing the market in the Territory and permit them to

                  (i) inspect any premises or documents used by USMS in connection with the sale of the Scanner; or

                  (ii) accompany USMS on visits to customers or potential customers, subject to the agreement of the customer;

         (f) at the request of Longport provide to it copies of such sales catalogues, sales brochures and sales manuals as relate to the Scanner;

         (g) use in relation to the Scanner only such advertising promotional and selling materials as are approved in advance in writing by Longport;

         (h)      maintain an active and suitably trained sales force;

8.5 In connection with the promotion and marketing of the Scanner, Longport shall :

         (a) provide USMS with literature in English in relation to the Scanner. The cost of this literature shall be borne by Longport if requested in reasonable quantities and in Longport's standard format, but at USMS's expense if literature is requested in

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                  quantities greater than thought reasonable by Longport or if requested in a USMS specified format;

         (b) support USMS by means of comprehensive website coverage, which shall include the contact details of USMS and links to any appropriate USMS website(s);

         (c) provide USMS with access to a global network of research activities, including opportunities for USMS to participate in local activities; and

         (d) provide USMS with general marketing, clinical and technical support and insights into development activities and new products.

8.6 USMS commits to fund a study during the course of the Agreement, starting in the first year, with the aim of establishing CPT codes for the use of the LDS in early stage pressure ulcer prevention and other applications currently not covered by codes. USMS shall use all reasonable efforts to progress this work and shall report to and consulate with Longport on a frequent basis, not less than every two months, on the progress made and issues outstanding. Longport shall be free to circulate the reports provided to other companies listed in
         Schedule 4 who are also progressing work in this area, subject to those companies agreeing to prepare and share similar reports with USMS.

9.       WARRANTIES

9.1      Longport warrants and undertakes in favor of USMS that :

         (a) Longport is the owner with full title guarantee of each Scanner sold or offered for sale to USMS pursuant to this Agreement;

         (b) all Scanners delivered hereunder shall be of satisfactory quality and fit for the purpose for which they are stated by Longport to be designed;

         (c) Longport's Scanner technology has FDA marketing clearance (FDA Ref K990238);

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         (d)      Scanners supplied will be UL kite marked and UL listed under the appropriate medical device category; and

         (e) the Scanner manufacture will be undertaken by an FDA registered company.

9.2 USMS warrants in favor of Longport that it has all necessary power and authority to enter into this Agreement and to perform the obligations set out herein and that this Agreement has been properly authorized and constitutes binding obligations on it.

9.3 In the event of any breach of Longport's warranty in Clause 11.1 (whether by reason of defective materials, production faults or otherwise) Longport's liability shall be limited to replacement of the Scanner in question.

9.4 Notwithstanding anything to the contrary in this Agreement, Longport shall not, except in respect of death or personal injury caused by Longport's negligence, be liable to USMS by reason of any representation or implied warranty, condition or other term or any duty at common law, or under the express terms of this Agreement for any consequential loss or damage (whether for loss of profit or otherwise and whether occasioned by the negligence of Longport or its employees or agents or otherwise) arising out of or in connection with any act or omission of Longport to the manufacture or supply of the Scanner, its resale by USMS or its use by any customer.

9.5 Longport shall provide product liability insurance with reputable insurance companies in the amount of at least $5 million per claim or series of connected claims.

10.      TERMINATION

10.1 Longport shall be entitled without prejudice to its other rights, to terminate this Agreement by notice in writing to USMS in the event that :

         (a) USMS commits any breach of its obligations hereunder and fails to remedy such breach within fifteen (15) Business Days of receipt of notice from Longport requiring the remedy thereof. However, under circumstances where USMS is unable to order or purchase units to the schedule laid out in Clause 2.3, for reasons other than Longport being unable to fulfill its obligations, USMS's status as the

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                  "Exclusive Distributor" in "Wound Care Market" shall cease.
                  USMS shall however have a 60-day period to cure this deficiency or default. If USMS is unable to cure the deficiency or default it can at its request retain the right to continue as a non-exclusive distributor subject to it abiding with all other obligations of the Distribution Agreement and being able to on an on-going basis to the satisfaction of Longport demonstrate that it is implementing a competent written business plan and has established viable distribution channels.

         (b) USMS makes any arrangement with its creditors or an order is made or a resolution is passed for the winding-up of USMS (other than solely for the purpose of amalgamation or reconstruction) or a receiver, administrator or administrative receiver or other officially appointed officer or manager is appointed to the whole or any part of its assets or undertaking or circumstances arise which entitle the Court or a creditor to appoint a receiver or manager or administrator or administrative receiver or other official officer or manager or which entitle the Court to make a winding-up order or if USMS takes or suffers any similar or analogous action in consequence of debt; or

         (c) USMS is found to have made any material misrepresentation concerning the Scanner or Longport.

         (d) USMS shall be responsible for the actions of all its sub-agents, and all sub-agents shall be obliged to sign Agreements with USMS that protect the interests of Longport. If any sub-agent is found or believed to be damaging the interests of Longport or Longport the entity then Longport can insist that USMS or that sub-agent correct the damaging action or potential damaging action within fifteen business days of receiving written notice from Longport. If such corrective action does not occur to Longport's satisfaction then USMS shall terminate its agreement with that sub-agent immediately, failure to do so will be considered a breach of this Agreement.

10.2     Where Longport has terminated this Agreement in accordance with Clause
         10.1 USMS shall have no claim or action against Longport in respect of an Order or part of an Order so

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         cancelled and, with regard to any uncancelled part of an Order, a right only to receive that proportion of the price which the completed part of an Order bears to the uncompleted part.

10.3 If a dispute arises out of or in connection with this Agreement either party may by written notice require the other party to resolve the dispute by negotiation in good faith. Where such a notice is given, each party shall use their best endeavors to resolve the dispute. In the event that such a dispute is not resolved within 15 business days after the said notice was given, the aggrieved party shall immediately refer the matter to the American Arbitration Association ("AAA") to resolve the dispute through a binding arbitration. Such arbitration shall be conduced in the State of New Jersey. The aggrieved party shall pay all direct AAA costs incurred prior to the arbitration hearing, but the AAA shall have the right to rule on how these and all other costs directly incurred in the arbitration process are finally proportioned.

         This Agreement shall be governed by and construed in accordance with Delaware law.

11.      CONSEQUENCES OF TERMINATION

11.1     Upon termination of this Agreement :

         (a) Longport shall be entitled, but not obliged, to repurchase from USMS all or part of any order of the Scanner then held by USMS for a price equal to the lower of cost or net realizable value provided that :

                  (i) Longport shall be responsible for arranging and for the cost of, transport and insurance; and

                  (ii) USMS may sell the Scanner for which it has accepted orders from customers prior to the date of termination or in respect of which Longport does not, by written notice given to USMS within 10 Business Days after the date of termination exercise its right of repurchase and for those purposes and to that extent the provisions of this Agreement shall continue in full force and effect;

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         (b)      USMS shall, at its own expense, within 30 Business Days send to Longport any advertising, promotional or sales material relating to the Scanner (and all copies thereof) then in the possession of USMS;

         (c) outstanding unpaid invoices rendered by Longport in respect to the Scanner shall become immediately payable by USMS and invoices in respect to the Scanner ordered prior to termination but for which an invoice has not been submitted shall be payable immediately upon submission of an invoice;

         (d) USMS shall cease to promote, market or advertise the Scanner or to make any use of the Restricted Information (as defined in Condition 21 of the Terms and Conditions) other than for the purpose of selling all or part of any consignment of the Scanner in respect of which Longport does not exercise its right of repurchase;

         (e) USMS shall have no claim against Longport for compensation for loss of distribution rights, loss of goodwill or any similar loss; and

         (f) subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination neither party shall have any further obligation to the other under this Agreement.

11.2 Termination of this Agreement shall be without prejudice to any right or remedy which either Longport or USMS may have against the other in respect of the breach concerned or any other breach.

11.3 Termination of this Agreement shall be without prejudice to any obligations expressed to continue to apply notwithstanding any such termination.

12.      INDEMNITY

         Both parties shall forthwith on demand indemnify and keep each other indemnified from and against any and all actions, claims, demands, costs, liabilities, losses, damages or expenses (including loss of profit, legal expenses and consequential loss and damage) :

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         (a)      sustained by either party or for which each member may be
                  liable as a result of the failure of the other party to perform its obligations hereunder;

         (b) sustained by Longport or for which Longport may be liable as a result of any action taken by USMS in relation to the Scanner prior to resale of the Scanner including any modification or alteration to the Scanner;

         (c) in respect of any breach of either parties obligations of confidentiality pursuant to Clause 3.3 or Condition 21 of
                  Schedule 2; and

         (d) in respect of any default, act, omission or other breach of this Agreement or negligence of Longport or USMS or their respective employees or agents (including sub-agents).

13.      SEVERANCE

         If at any time any one or more of the provisions of this Agreement or any part thereof is held by any Court or other competent authority to be void or otherwise unenforceable for any reason under applicable law, such provision shall be deemed omitted herefrom and the validity and/or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

14.      ENTIRE AGREEMENT

         This Agreement together contains the entire agreement between the parties with respect to the supply of the Scanner by Longport to USMS and supersedes all previous agreements and understandings between the parties with respect thereto. This Agreement shall prevail over any terms or conditions of sale of USMS and may not be modified except by an instrument in writing signed by the duly authorized representatives of the parties.

15.      PARTNERSHIP

         Nothing in this Agreement shall be deemed to constitute an agency or partnership relationship between the parties.

16.      ASSIGNMENT

         This Agreement is personal to the parties to the Agreement and save as set out below neither of the Parties may assign its rights and obligations under this Agreement whether in

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         whole or in part without the prior written consent of the other save that Longport may (without the need for such prior written consent) assign its rights and obligations to any other company within the Longport Group, and USMS may assign within the USMS Group.

17.      NOTICES

         Any notice or consent required or permitted to be given hereunder shall be validly given if delivered personally or sent by recorded delivered US Mail to the registered office of the party concerned appearing in the definitions on the first page of this letter or by facsimile transmission to the facsimile number given below (or such other address as may be notified by one party to the other in accordance with this paragraph) :

         LONGPORT INCORPORATED                       Fax Number: 610-328-7017
         marked for the attention of Michael Boyd and Paul Wilson


         US MEDICAL SYSTEMS INC                      Fax Number: 303-295-1563
         marked for the attention of Peter Futro

         Any such notice shall be deemed to have been given when it was personally delivered or served or, if sent by US Mail, seventy-two hours after it was posted (and proof of due posting shall be sufficient evidence of delivery) or if sent by facsimile transmission, at the time when the transmission was sent provided that it is sent during normal office hours on a business day.

IN WITNESS whereof the parties have executed this Agreement the day and year first before written

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                                   SCHEDULE 1

                                   THE SCANNER

                           (as at the Effective Date)

shall consist of the following (a):

A.       The Equipment

         I.       EPISCAN-I-100 High Resolution Ultrasound Scanner
                   Consisting of: Proprietary Ultrasound / 200 MHz ADC PCI Board
                                  15.1 XVG TFT Screen
                                  Read / Write CD Drive
                                  Floppy Disk Drive
                                  Hard Disk Drive
                                  Integrated 10 / 100 network card
                                  IR Communications
                                  Wipeable Keyboard

         II.      20 MHz-Center Frequency Probe
                                  15mm scan length
                                  Integrated scan control
                                  Scan Rate ~1 frame per second

B.       The Software

         I.       Operating System Windows XP or similar

         II. Longport's Proprietary Software V3.00 Dec 2002 or subsequent updates

-----------------
(a) Specification may change without notice

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                                   SCHEDULE 2

                              TERMS AND CONDITIONS

1.       DEFINITIONS

         "CONDITIONS" means these terms and conditions and "Condition" shall be construed accordingly;

         "AGREEMENT" means the agreement between Longport and USMS for the sale and purchase of the Scanner and these Conditions;

         "PRICE" means the price set by Longport for the Scanner from time to time, exclusive of sales tax, and any charges for special packaging of the Scanner but inclusive of any charges made under the terms of freight set out in Condition 5 of these Terms and Conditions.

2.       MAKING THE AGREEMENT

         These Conditions shall apply to and form part of the Agreement between Longport and USMS for the distribution of the Scanner. No terms and/or conditions, which Longport or USMS may seek to impose shall apply or have effect, unless agreed in writing by both parties.

3.       QUOTATIONS AND ACCEPTANCE OF ORDERS

         Any price quotation made by Longport and notified to USMS shall remain open for a period of 120 Business Days and an agreement will only be established when Longport has accepted USMS's order in writing.

4.       SALES LITERATURE

         The specification of the Scanner shall be as set out in Longport's sales literature, which Longport reserves the right to update from time to time in accordance with any update, enhancement or modification made to the Scanner. While Longport takes every precaution in the preparation of its literature these documents are for USMS's general guidance and information only and shall not give rise to any warranty, representation or liability on the part of Longport.

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5.       PRICE

5.1      CALCULATION OF PRICE

         The Price is calculated on a free carrier basis (as set out in ICC Incoterms 2000) and includes the cost of packaging, carriage and insurance to the time at which any Scanner is delivered to the carrier for carriage to USMS but excludes all costs thereafter.

5.2      CHANGE IN RATES OF INSURANCE AND TRANSIT CHARGES

         The Price is based on current rates of insurance and other transit charges and for the normal route for carriage. Any increase in these charges or variation in such route shall entitle Longport to increase the Price for the Scanner by a corresponding sum.

5.3      DELAY OR FAILURE IN MAKING PAYMENT

         If USMS fails to pay the price for any Scanner within 15 Business Days after the date of the relevant invoice, Longport shall be entitled (without prejudice to any other right or remedy it may have) to :

         (a) cancel or suspend any further delivery to USMS under any Order; and

         (b) charge USMS interest on the price at the rate of 4 per cent. per annum above US base rate in force from time to time from the date the payment became due until actual payment in full is made. Any interest so accrued shall be separately invoiced by Longport and paid by USMS with 15 business days after the date of the relevant invoice, non-payment of any such invoice shall be treated in the same manner as a Scanner related invoice.

5.4 All payments shall be made by USMS in US Dollars to such bank account as Longport may from time to time notify in writing to USMS.

6.       DELIVERY

6.1      PLACE OF DELIVERY

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         Longport agrees to deliver or arrange delivery of the Scanner to the carrier or other third party nominated by USMS at the place of delivery set out in this Agreement or, if not so nominated or set out, such person or place notified to Longport by USMS and in such manner as Longport decides is appropriate in the circumstances. USMS agrees to pay all costs and comply with all requirements relating to the Scanner after such time. Longport shall not be responsible or liable in any way for the costs of any carriage after such delivery or for non-delivery or delay in such carriage, any loss of or damage to the Scanner during such carriage or the act or omission (negligent or otherwise) of the carrier or other third party in connection with any such carriage.

6.2      TIME OF DELIVERY

         Delivery shall take place when the Scanner is delivered to the carrier or other third party nominated by USMS as set out in Condition 6.1. Longport shall use its reasonable endeavors to meet any estimated or requested dates for delivery but shall not be liable in any way for any failure to meet any such date. The time of delivery shall not be of the essence of this Agreement, subject to Clause 6.4 of the Agreement.

6.3      DELIVERY OF SCANNER NOT ACCEPTED

         In the event of the carrier or other third party nominated by USMS as set out in Condition 6.1 not accepting delivery of the Scanner, Longport shall be free to store the Scanner at the risk and expense of USMS and/or to re-sell without prejudice to Longport's rights and remedies against USMS.

7.       TITLE AND RISK

7.1      TITLE IN SCANNER

         Legal and beneficial title in the Scanner shall remain in Longport until the Scanner is received and accepted by USMS, one of its subagents or end user customers, whoever shipment or delivery is made to. If payment for that Scanner is not received in 15 days of the delivery date Longport shall automatically recover the sum involved from the outstanding deposit and shall cease all future deliveries until the sum due is paid in full.

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7.2      RISK IN SCANNER Risk in the Scanner shall pass to USMS at the time of delivery of the goods to the carrier of other third party nominated by USMS.

8.       PRODUCT WARRANTY

         The Scanner, excepting the probe, will be supplied with a one-year limited warranty provided by Longport. If during that period the Scanner develops a fault the unit so affected will be repaired or replaced, at Longport's discretion, free of charge. This provision does not include Scanners that have been incorrectly used or otherwise damaged by the user or other party. The probe will be provided with a three month limited warranty under the same terms.

         Units requiring repair under warranty shall be returned to a Longport's facility. End users shall advise Longport of any fault by phone, e-mail, fax or through Longport's WEB site and if the reported problem cannot be corrected by simple remedial actions (e.g. confirming connecting power cords have not come loose, power is being provided from the wall socket, system software is being used and interpreted correctly etc), which will be undertaken in conjunction with phone and or e-mail communications, the unit or component will be collected by Longport or an agent of Longport for repair or replacement. If the unit cannot be repaired or replaced within four business days Longport will provide a loan system, unit the original unit is either repaired or permanently replaced.

         No unit shall be returned to Longport without the end-user first obtaining a return reference from Longport. If a unit is returned without the end user first obtaining a return reference Longport shall automatically level an administration charge as defined in Schedule 3.

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         If a unit is returned to Longport and is found to have no fault or one that simple remedial action as illustrated above would have solved, then Longport will have a right to charge a set fee administration as defined in Schedule 3 plus obtain reimbursement for shipping fees incurred.

9.       PRODUCT UPDATES

         Longport shall offer to USMS and or its subagents all appropriate product updates. Where these updates are in the form of software updates to the scanner program these shall be offered free of charge for the twelve months following product purchase.

10.      SELLER'S RESERVATION

         If the Scanner arrives in such state, through damage in transit or otherwise as would entitle USMS to reject the Scanner, Longport reserves the right to repair or replace the Scanner.

11.      EXCLUSIONS AND LIMITATIONS OF LIABILITY

11.1     NO LIABILITY FOR INDIRECT LOSS

         Longport shall not in any circumstances be liable for any claim, whether arising in agreement, tort or otherwise, for consequential, economic, special or other indirect loss including without limitation losses calculated by reference to profits, agreements, business, goodwill, income, production or accruals and whether or not arising out of any liability of USMS to any other party.

11.2     LIABILITY FOR DEATH AND PERSONAL INJURY

         Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall exclude, restrict or limit Longport's liability for death or personal injury resulting from Longport's negligence. Longport shall provide product liability insurance with reputable insurance companies in the amount of at least $5 million per claim or series of connected claims.

11.3     ACCEPTANCE BY BUYER

         USMS accepts that the limitations and exclusions set out in these Conditions are reasonable having regard to all the circumstances including, without limitation, the Price.

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11.4     CONDITION TO SURVIVE TERMINATION OF THIS AGREEMENT

         This Condition 11 (Exclusions and Limitations of Liability) shall survive the termination of this Agreement for whatever cause.

12.      EXAMINATION AND CLAIMS

12.1     EXAMINATION OF SCANNER BY BUYER

         USMS, its sub-agents or end user customers shall upon delivery as set out in Condition 6.1 (Place of Delivery) examine the Scanner and shall promptly notify Longport, and the carrier where relevant, of any damage or defect reasonably apparent on reasonable examination of the Scanner. Claims in respect of any loss of or damage to the Scanner in transit shall be made within the period set out in Condition 17 (Loss or Damage in Transit). Claims in respect of any other damage, defect or shortage must be made within 10 Business Days following the time at which the Scanner is delivered as set out in Condition 6.1 (Place of Delivery). Notwithstanding the above, claims for defects pursuant to Condition 8 (Seller's Reservation) must be made within 10 Business Days after any such defect is discovered.

12.2     BUYER TO NOTIFY SELLER IF SCANNER NOT DELIVERED

         USMS or its sub-agents shall notify Longport if the Scanner is not delivered within 72 hours of the expected date of delivery as notified by Longport.

12.3     CLAIMS AND NOTIFICATIONS TO BE IN WRITING

         All claims and notifications pursuant to this Condition 12 must be made to Longport by USMS in writing within the relevant period set out above, giving full details of any alleged loss, damage, defect, shortage or delay. Longport shall not be obliged to consider any claim not made in accordance with this Condition.

12.4     LONGPORT TO BE GIVEN OPPORTUNITY TO INSPECT SCANNER

         In all cases where complaints of damage, defects or shortages are made, USMS must afford Longport a reasonable opportunity to inspect the Scanner before any use is made of it by USMS.

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12.5     NO RETURN OF SCANNER WITHOUT LONGPORT'S CONSENT

         In no circumstances may the Scanner be returned to Longport by USMS without the prior written consent of Longport. The administration charge specified in Schedule 3 by Longport may be deducted from any credit allowed by Longport, or paid to Longport by USMS upon demand, where the Scanner is returned and no damage, defect, shortage on the part of Longport is found.

13.      DUTY OF CARE OF USMS

13.1 DISTRIBUTOR TO COMPLY WITH STATUTORY AND COMMON LAW DUTIES USMS and/or its sub-agents shall be responsible for all health, safety and other requirements in connection with the delivery, use or storage of the Scanner and shall comply with all relevant statutory provisions or other regulations relating to the Scanner for the period after risk in the Scanner has passed to USMS pursuant to Condition 7.3 (Risk in Scanner).

14.      INSURANCE

         USMS shall effect and maintain insurance of the Scanner at its own expense at all times after risk in the Scanner shall have passed to USMS until title in the Scanner shall have passed under Condition 7 (Title and Risk) to its full replacement value against all risks.

15.      TRADE MARKS

         USMS shall ensure that any trade marks of Longport or other words or marks affixed to or used in relation to the Scanner are not obliterated, obscured or omitted without Longport's prior written consent. USMS shall not add, affix or use any additional words or marks to or in relation to the Scanner without Longport's prior written consent. USMS shall not process or alter the Scanner without Longport's prior written consent to the continued use on or in relation to the Scanner of any trade marks of Longport or any other words or marks affixed to or used in relation to the Scanner.

16.      FORCE MAJEURE

         Longport and USMS shall not be liable for any loss, damage or otherwise as a direct or indirect result of the failure to perform or delay in performing any of its obligations nor shall there be a breach of the Agreement as a result of the occurrence of any cause whatsoever beyond its control, including without limitation acts of God, war, hostilities, riot, terrorism, explosion, accident, flood, sabotage, lack of adequate fuel, power, raw materials, containers, transportation or labor, strike, lock-out or injunction (provided that

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         Longport or USMS or USMS's sub-agents shall not be required to settle a labor dispute against their own best judgment) compliance with Federal and State laws, regulations or orders, breakage or failure of machinery or apparatus, or any other cause, whether or not of the class or kind enumerated, which affects performance of the Agreement arising from or attributable to acts, events, non-happenings, omissions or accidents beyond the reasonable control of the party affected.

17.      SUB-CONTRACTORS

         Longport shall be entitled to sub-contract the performance of the whole or part of this Agreement without prior notice to or the consent of USMS. In any contract of which these Conditions form the basis Longport contracts for and on behalf of itself and its sub-contractors.

18.      SPECIAL PACKING

         An additional charge will be made to USMS for any special packaging required or requested by USMS. USMS or its sub-agents shall retain all scanner packaging for the purposes of returning the Scanner to Longport, in accordance with the provisions of this Agreement.

19.      LOSS OR DAMAGE IN TRANSIT

         Longport shall repair or replace free of charge any Scanner lost or damaged in transit or not delivered in accordance with this Agreement provided that USMS shall give Longport written notice of any loss, damage or non-delivery (together with full details of the loss, damage or non-delivery) at least 2 Business Days prior to the latest date on which notification of any such loss, damage or non-delivery must be made to any carrier in accordance with that carrier's conditions of carriage and, in any event, no later than 10 Business Days after the time at which the Scanner is delivered as set out in Condition 6.1 (Place of Delivery) or is due to have been so delivered under this Agreement.

20.      SAFETY

         USMS and its sub-agents shall comply fully with all user instructions and safety recommendations issued by Longport in relation to the Scanner and shall employ an adequate number of suitably qualified personnel to operate the Scanner and Longport shall

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         not be liable to USMS as a result of USMS failing fully to observe the provisions of this Condition, save where death or personal injury results from Longport's negligence.

21.      CONFIDENTIAL INFORMATION

21.1 Except as provided by Conditions 21.2 and 21.3, USMS and Longport shall at all times during the continuance of this Agreement and after its termination :

         (a) use their best endeavors to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person; and

         (b) not use any Restricted Information for any purpose other than the performance of the obligations under this Agreement.

21.2     Any Restricted Information may be disclosed by USMS or Longport to :

         (a)      any customer or prospective customer of USMS;

         (b)      any governmental or other authority or regulatory body; or

         (c) any employees of USMS or Longport or of any of the aforementioned persons,

         to such an extent only as is necessary for the purposes contemplated by this Agreement or as is required by law and subject in each case to USMS or Longport using their best endeavors to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

21.3 Any Restricted Information may be used by the receiving party for any purpose or disclosed by the receiving party to any other person, to the extent only that it is at the date hereof, or hereafter becomes public knowledge through no fault of the receiving party (provided that in doing so the receiving party shall not disclose any Restricted Information which is not in the public domain).

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21.4     For the purpose of this Condition 21, "Restricted Information" means all information (whether written, oral or in electronic form) relating to Longport or USMS and their businesses :

         (a)      delivered to the other party under this Agreement;

         (b) otherwise in the possession or under the control of the receiving party, and including without limitation any drawings, designs, specifications relating to the Scanner and/or any modification of the Scanner; and

         (c) for the benefit of doubt the terms of this Agreement shall also be considered restricted information.

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                                   SCHEDULE 3

                       SUPPORT SERVICES AND PRICE SCHEDULE

Longport agrees to support USMS, its sub-agents and their end-user customers with the following services.

1        INCLUSIVE SERVICES

The following support services shall be included in the purchase price as defined in Clauses 7.5 and 7.6 of the Distribution Agreement.

"System training" to be undertaken as close as practical to the delivery date of the Scanner. The "system training" shall either be undertaken at Longport offices or those of the end user. Whereas the end users offices are within 175 miles radius of Longport's offices no additional charge for on-site training shall be made.

System training will take one full working day (~5 hours). The training course will provide tuition to a maximum of five individuals. (If end users wish more than five people to attend this course an additional fee may be charged.)

Customer support for twelve months from the date of purchase. This "customer support" shall take the form of direct telephone (1-800 number) and e-mail support as well as WEB based capabilities. Additional visits to customer's facilities shall be undertaken at Longport's discretion, it would however be expected that a follow-up visit to every end user facility will normally be made within two months of system training.

Customer Support shall only be provided via individuals who have attended and passed the "system training" course.

Product warranty shall be as described in Clause 8 of the Terms and Conditions.

The scanner purchase price includes two additional software licenses allowing the system user to view images on facility PCs or laptops. End users shall however not distribute Longport's software to any third party.

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2        OPTIONAL ENHANCEMENTS TO SCANNER SERVICES AND ANCILLARY COMPONENTS

Longport will also provide enhanced product support packages and application training courses for which additional fees may be charged.

THREE-YEAR WARRANTY AND CUSTOMER SUPPORT PACKAGE. This will extend the product warranty to three years (excepting the probe) and include software up-dates and customer support package for three years. COST $3,000 PER SYSTEM

EXTENDED THREE-YEAR WARRANTY ONLY. This will extend the product warranty to three years (excepting the probe) COST $2,200 PER SYSTEM.

SOFTWARE UPDATES. $500 PER YEAR after the first year or $800 FOR TWO YEARS if paid in advance.

PROBE EXCHANGE. The probe(s) will be supported beyond the warranty period through an exchange system, where faulty probes will be returned to Longport and exchanged for replacement units. (Longport shall ship the replacement probe within two business days of receipt of the faulty unit and payment.) Each replacement unit will be provided with a three-month warranty. COST $500 PER EXCHANGE. (Price assumes probe has not been damaged by improper use or handling.)

ADDITIONAL PROBES. Additional probe will be supplied at a cost of $4,000 PER
UNIT.

ANCILLARY EQUIPMENT.

Longport can supply the following ancillary equipment.

         -        Cart with medical grade UPS(b) $1,000 PER UNIT.

         -        Printers / digital cameras price on application

         -        Probe Membranes $25.00 per box of 100 (exclude shipping)

         - Ultrasound coupling jell $36.00 per case of 12 bottles (excluding shipping)

---------------------
(b) If USMS, one of its sub-agents or any end user wishes to supply their own UPS to operate with the Scanner they must advise Longport of the unit they intend to use and obtain written approval from Longport on the suitability of that unit. Failure to do this could invalidate the Scanner warranty and negate Longport's product liability responsibility.

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ADMINISTRATION FEE. The administration fee to be charged to users that return goods without obtaining a return reference or return goods that are found not to be at fault will be $50, this fee excludes any shipping costs incurred by Longport.

CLINICAL APPLICATION TRAINING Longport is developing a series of clinical training courses.

Initially a wound assessment and prevention package will be offered. This course will undertaken at the user's premises or at Longport over two full days (time includes system training). This training package will include consultation on Scanner protocols for wound assessment / prevention outside of the training course. The cost of the course will be $2,500 PER FACILITY (five people attending course). If travel beyond a 175 mile radius of Longport's office(s) is required additional charges to cover travel expenses incurred may be made. If the course is undertaken within 50 miles of Longport's office the fee will be reduced to $2,000.

(It is also possible to provide this course to a group of facilities, price on application.)

Other clinical training courses will be added. Also, additional courses will be run for staff members that joined subsequent to the system training or could not attend for other reasons. These courses will be run at single venues every few months.

DATA ARCHIVING AND THIRD PARTY IMAGE ASSESSMENT

Packages can be developed to address the needs of individual centers or groups who require remote data archiving and or third party image assessment.

TRAINING AND SUPPORT ACCREDITATION PROGRAMS

Cost on application.

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                                   SCHEDULE 4
      EXISTING WOUND CARE AGENTS AND DISTRIBUTORS IN THE USA THAT LONGPORT
                      HAS RELATIONSHIPS AND OBLIGATIONS TO

-        Smith & Nephew

-        EHOB

-        Advanced Vital Services

-        JVD Inc

-        Austin Medical

-        Goodman Group & affiliated companies

-        Universal Business Solutions

-        Eden Barn Foundation & affiliated companies

-        Roomberg Consultancy Group (RCG)

-        James McGonigle

-        Eric Salzberg

-        John Halas

-        Bundy / Shoemaker Families (Wisconsin only)

-        Dave Pribonic

-        Jason Ford

NURSING HOMES THAT LONGPORT AND/OR THE ABOVE ORGANIZATIONS ARE CURRENTLY WORKING WITH

         -        Virtua Health Systems

         -        Genesis

         -        Allied Health Services

         -        Nursing Homes operated by Carmalite Sisters

         -        National Health Care (NHC)

         -        Fountain View / Skilled Healthcare

         -        Kindred Healthcare

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SIGNED by

for and on behalf of
LONGPORT INCORPORATED /s/ Michael Boyd
                      -------------------------
Position: C.E.O.

in the presence of :

Witness :
Signature       /s/ Ruth Boyd
                -------------------------------
Name            Ruth Boyd

Dated           Feb. 11, 2004



SIGNED by
for and on behalf of
US MEDICAL SYSTEMS INCORPORATED  /s/ Peter G. Futro
                                 -------------------------

Position: President

in the presence of :


Witness :

Signature       /s/ George Anagnost
                -------------------------------
Name            George Anagnost

Dated Feb. 11, 2004

                                                                    CONFIDENTIAL

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                            DATED February 11th 2004

         (1)      LONGPORT INCORPORATED

         (2)      US MEDICAL SYSTEMS INCORPORATED

                             DISTRIBUTION AGREEMENT

                                                                    CONFIDENTIAL